INDEPENDENT CONTRACTOR AGREEMENT

B-Scada, Inc.
and
Bitbear Systems LLC

Effective Date: November 1, 2025

1. Parties

This Independent Contractor Agreement ("Agreement") is entered into between:

B-Scada, Inc., a Delaware corporation ("Company"),
and
Bitbear Systems LLC, an independent contractor ("Contractor").

2. Scope of Services

Contractor shall provide services related to the design, development, and implementation of:

- Agentic AI systems
- Autonomous workflows and agents
- Prompt engineering and orchestration layers
- AI integrations and automation infrastructure
- Related technical documentation and prototypes

Services may include development of systems such as Ask Ollie and future AI initiatives of the Company.

3. Term

The term of this Agreement shall begin November 1, 2025 and continue through October 31, 2026, unless terminated earlier under this Agreement.

4. Compensation

4.1 Initial Development Period (No Charge)

Contractor agrees to provide services without compensation for the period:

November 1, 2025 –February 28, 2026
(Four months of development services)

This period is acknowledged as a strategic build phase.

4.2 Retainer Period

Beginning March 1, 2026, Company shall pay Contractor:

- $20,000 total retainer covering March 1, 2026 through October 2026
- Covers up to 250 total hours
- Not to exceed 50 hours in any single month

Unused hours do not roll forward unless mutually agreed in writing between the parties.

4.3 Additional Work

Any services beyond the retainer scope require written approval of B-Scada and will be billed at a mutually agreed rate.

5. Independent Contractor Status

Contractor is an independent contractor and not an employee. Contractor is responsible for:

- Taxes
- Insurance
- Benefits
- Tools and equipment

Nothing herein creates employment, partnership, or joint venture.

6. Work Product Ownership

6.1 Assignment of IP

Contractor agrees that all work product created under this Agreement shall be:

- A "work made for hire" to the fullest extent permitted by law
- Exclusively owned by B-Scada

This includes, without limitation:

- Source code
- AI agents and workflows
- Models and training artifacts
- Prompts and prompt libraries
- System architecture
- Algorithms
- Documentation
- UI/UX
- Derivative works

6.2 Present Assignment

To the extent any work product is not deemed work-for-hire, Contractor hereby irrevocably assigns all right, title and interest in such work to the Company.

6.3 No Retained Rights

Contractor shall retain no ownership rights in any Company-developed:

- AI tools
- Frameworks
- Systems
- Improvements

Unless explicitly approved in writing by the Company.

7. Pre-Existing IP

Contractor must disclose any pre-existing tools incorporated into deliverables.

To the extent Contractor incorporates pre-existing materials:

- Contractor grants Company a perpetual, royalty-free, transferable license to use them.

8. Confidentiality

Contractor agrees that all non-public information relating to Company is confidential, including:

- AI architecture
- Models and prompts
- Product roadmaps

- Client relationships
- Pricing and business plans
- Investor materials
- Source code and systems

Contractor shall:

- Use confidential information solely for Company purposes
- Not disclose any such confidential information to to any third party
- Use commercially reasonable safeguards to ensure that he does not breach the confidentiality obligations of this Agreement

These obligations shall continue indefinitely for trade secrets and five (5) years for all other confidential information.

9. Non-Compete

During the term of this Agreement and for two (2) years thereafter, Contractor shall not:

- Develop, commercialize, or assist in the development of any product substantially similar to the AI systems created for the Company without the prior consent of the Company. The Company shall not unreasonably withhold such consent.
- Build or advise on competing agentic AI platforms derived from Company work
- Repurpose Company-developed architectures for third parties

This restriction applies only to products:

- Based on Company confidential information, or
- Substantially derived from Company work product.

10. Non-Solicitation

For three (3) years following termination, Contractor shall not:

- Solicit B-Scada employees or contractors
- Solicit Company clients for competing services

11. No Conflicting Obligations

Contractor represents that:

- This Agreement does not violate any other agreements
- No third-party IP will be knowingly misused

- Contractor has full right to assign IP under this Agreement

12. Return of Materials

Upon termination or request from B-Scada, Contractor shall promptly return or destroy:

- Code
- Credentials
- Documents
- Files
- Access keys

Including all copies.

13. Injunctive Relief

Contractor acknowledges that breach of Sections 6–10 would cause irreparable harm.

Company shall be entitled to:

- Injunctive relief
- Equitable remedies
- Without posting bond

14. Termination

Either party may terminate:

- With 15 days' written notice for convenience
- Immediately for material breach

IP ownership and confidentiality shall survive termination.

15. Limitation of Liability

To the fullest extent permitted by law:

- Company shall not be liable for indirect or consequential damages
- Contractor's remedies are limited to unpaid fees (if any)

16. Governing Law

This Agreement shall be governed by the laws of the State of Illinois, without regard to conflicts principles.

17. Entire Agreement

This Agreement constitutes the entire understanding between the parties and supersedes all prior discussions.

Amendments must be in writing and signed by both parties.

Signatures

B-Scada, Inc.

Signed by:
Adam Acosta
1E614457A8B9494...

By: ______________________________

Name: Adam Acosta

Title: Director

Date: November 1, 2025

Bitbear Systems LLC

Signed by:
B2B04644A6B94ED...

Signature: ______________________________

Andrew Fitch

Date: March 12, 2026